UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 745-7802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 10, 2014, Hyperion Therapeutics, Inc. (the “Company”) disclosed that it had become aware that the Food and Drug Administration (“FDA”) on March 6, 2014 posted on its website that FDA’s Office of Generic Drugs had received an Abbreviated New Drug Application (“ANDA”) containing a Paragraph IV patent certification with respect to RAVICTI® (glycerol phenylbutyrate) oral liquid on November 19, 2013, but that the Company had not received notification of the Paragraph IV certification with respect to this filing. For additional information relating to the Company’s announcement, see the Current Report on Form 8-K filed on March 10, 2014 (the “Initial Form 8-K”).

On March 17, 2014, the Company received notification of the Paragraph IV certification from Par Pharmaceutical, Inc. (“Par”) advising the Company that it had filed an ANDA with the FDA for a generic version of 1.1 gm/ml RAVICTI® (glycerol phenylbutyrate) oral liquid. The Paragraph IV certification alleges that the Company’s U.S. Patent No. 8,404,215, titled “Methods of therapeutic monitoring of nitrogen scavenging drugs,” which expires in March 2032, and U.S. Patent No. 8,642,012, titled “Methods of treatment using ammonia scavenging drugs,” which expires in September 2030, are invalid and/or will not be infringed by Par’s manufacture, use or sale of the product for which the ANDA was submitted. Par did not challenge the validity, enforceablility, or infringement of the Company’s U.S. Patent No. 5,968,979, titled “Triglycerides and ethyl esters of phenylalkanoic acid and phenylalkenoic acid useful in treatment of various disorders,” which expires in February 2015. The Company intends to vigorously enforce its intellectual property rights relating to RAVICTI. As noted in the Initial Form 8-K, the Paragraph IV certification does not challenge or affect RAVICTI’s orphan drug exclusivity, which extends to February 2020.

For more information on the risks associated with the Company’s efforts to secure and maintain intellectual property protection for RAVICTI, please see the Risk Factors section of the Company’s Form 10-K filed with the Securities and Exchange Commission on March 7, 2014. The Company cannot predict the outcome of this matter or of any litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2014	Hyperion Therapeutics, Inc.

	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer